Exhibit 99.1
NEWS RELEASE

INVUITY ANNOUNCES 2018 SECOND QUARTER, SIX-MONTH FINANCIAL RESULTS

SAN FRANCISCO, August 2, 2018 - Invuity, Inc. (NASDAQ:IVTY), a leading medical technology company focused on minimal access surgery, today announced financial results for the second quarter and six months ended June 30, 2018.

Q2 2018 Highlights

•	Second quarter 2018 revenue grew 7.5% to $10.5 million compared to revenue of $9.8 million in the second quarter of 2017.
•	Disposable revenue in the second quarter of 2018 grew 11.5% to $9.2 million compared to $8.3 million in the second quarter of 2017.
•	Net loss for the second quarter 2018 was $9.0 million compared to net loss of $10.4 million in the second quarter of 2017.

“During the quarter we completed our strategic review and have identified our most attractive market opportunities. Going forward, we will transition our direct sales organization to focus on breast and women’s health procedures. We will complement these efforts by growing a distribution channel providing access to other high value markets, such as orthopedics, where we have demonstrated historical success,” said Interim Chief Executive Officer Scott Flora. “We have already taken steps to streamline the business, and we are now aligning our commercial team and new product introduction efforts to support these priorities. Our new strategy provides us greater focus and a workable pathway to our goal of doubling our revenue over the next three years.”

Financial Results

Revenue was $10.5 million in the second quarter of 2018, up 7.5% from revenue of $9.8 million in the second quarter of 2017, driven primarily by consistently increasing market acceptance of PhotonBlade.

Disposable revenue was $9.2 million in the second quarter of 2018, up 11.5% from revenue of $8.3 million in the second quarter of 2017. Disposable revenue comes from the sale of single use devices; waveguides that are attached to retractors, illuminated aspirators – both Yankauer and Frazier designs – and most recently the addition of PhotonBlade. These revenues are driven by per procedure adoption and represent the primary driver of the Company’s growth.

Gross margin for the second quarter was 61.2% compared to 69.1% for the same period in 2017. The consolidated gross margin was primarily impacted on a comparative basis by the increase in sales of PhotonBlade, which currently has a lower gross margin than other disposable products. Progress continues to be made on programs to reduce PhotonBlade manufacturing costs.

Total operating expenses for the second quarter of 2018 were $14.6 million, including $1.2 million in severance and litigation expenses, compared to $16.6 million, including $0.7 million in severance and litigation expenses, in the prior year period.

The net loss for the second quarter of 2018 was $9.0 million, or $0.37 loss per share, compared to a net loss of $10.4 million, or $0.61 loss per share, for the second quarter of 2017.

The Company's balance sheet as of June 30, 2018 included total cash, cash equivalents and short-term investments of $23.9 million.

Corporate Strategic Update

The Company has completed its strategic review and has decided to focus its direct sales efforts on breast and women’s health procedures. The Company will continue to sell its products in other medical specialties including orthopedics through distributors. The Company anticipates that this change will allow its direct sales reps to execute against a more focused strategy and most effectively sell the Company’s full product portfolio.

Business Outlook

For 2018 Invuity continues to expect revenue to exceed $46 million and disposable revenues to grow in excess of 25%.

Conference Call

Invuity's management will discuss the Company's financial results for the second quarter ended June 30, 2018 and provide a general business update during a conference call beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time today, August 2, 2018. To join the live call, participants may dial 1-877-556-8638 (U.S.) or 1-615-247-0174 (International), Conference ID: 2364838. To listen to the live call via Invuity's website, go to www.invuity.com, in the Events & Presentations section. A webcast replay of the call will be available following the conclusion of the call for a period of 90 days in the Events & Presentations section of the website.

About Invuity®

Invuity, Inc. is a leading medical technology company focused on developing and marketing advanced surgical devices to improve the ability of physicians to perform minimal access surgery through smaller and hidden incisions. The Company’s patented Intelligent Photonics® technology delivers enhanced visualization, which facilitates surgical precision, efficiency and safety.  Clinical applications include women’s health, encompassing breast cancer and breast reconstruction surgery, gynecology and thyroid surgery.  Additional applications include procedures for electrophysiology, spine, orthopedic, cardiothoracic and general surgery. Invuity is headquartered in San Francisco, CA.

Forward-Looking Statements

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding our financial projections for 2018, our expectation of doubling our revenue over the next three years, and our expectations regarding our sales force repositioning, efforts to grow our distribution channel, planned reduction in manufacturing costs and operating expenses, adoption of PhotonBlade, future product introductions, future sales and marketing initiatives, and market opportunities.  Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: fluctuations in demand or failure to gain market acceptance for the Company's devices; the Company's ability to demonstrate to and gain approval from hospitals to use the Company's devices; the highly competitive business environment for surgical medical devices; the Company's ability to sell its devices at prices that support its current business strategies; the adequacy of the Company’s existing cash resources and funding requirements; difficulty forecasting future financial performance; protection of the Company's intellectual property; and compliance with necessary regulatory clearances or approvals. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company's business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Risk Factors," which are on file with the Securities and Exchange Commission.

CONTACT:

Company Contact:

Jim Mackaness

Chief Financial Officer

Invuity, Inc.

415-655-2129

Investors:

Mark Klausner

Westwicke Partners

443-213-0501

irdept@invuity.com

INVUITY, INC.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Revenue	$10,501	$9,768	$20,006	$18,791
Cost of goods sold	4,073	3,015	6,996	5,114
Gross profit	6,428	6,753	13,010	13,677
Operating expenses:
Research and development	2,145	2,410	4,027	4,839
Selling, general and administrative	12,498	14,204	27,610	29,057
Total operating expenses	14,643	16,614	31,637	33,896
Loss from operations	(8,215)	(9,861)	(18,627)	(20,219)
Interest expense	(794)	(527)	(1,568)	(1,014)
Interest income	109	53	164	110
Other expense, net	(50)	(52)	(116)	(178)
Loss on extinguishment of debt	—	—	—	(2,303)
Net loss and comprehensive loss	$(8,950)	$(10,387)	$(20,147)	$(23,604)
Net loss per common share, basic and diluted	$(0.37)	$(0.61)	$(0.95)	$(1.39)
Weighted-average shares used to compute net loss per common share, basic and diluted	24,047,256	16,986,074	21,102,254	16,972,280

Condensed Balance Sheets

as of June 30, 2018 and December 31, 2017

(In thousands, except share and per share amounts)

(Unaudited)

	June 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$15,327	$17,962
Short-term investments	8,602	3,040
Restricted cash - current	181	181
Accounts receivable, net	6,668	7,421
Inventory, net	8,534	7,436
Prepaid expenses and other current assets	1,621	1,274
Total current assets	40,933	37,314
Restricted cash	727	727
Property and equipment, net	6,868	7,169
Other long-term assets	201	285
Total assets	$48,729	$45,495
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$3,502	$3,598
Accrued and other current liabilities	5,629	5,179
Deferred revenue - short term	54	—
Long-term debt, current portion	4,615	—
Short-term debt	5,411	5,859
Total current liabilities	19,211	14,636
Deferred rent	2,468	2,569
Deferred revenue - long term	86	36
Long-term debt, net of current portion	24,632	29,116
Total liabilities	46,397	46,357
Commitments and contingencies (Note 8)
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value—10,000,000 shares authorized at June 30, 2018 and December 31, 2017; no shares issued and outstanding at June 30, 2018 and December 31, 2017	—	—
Common stock, $0.001 par value—100,000,000 shares authorized at June 30, 2018 and December 31, 2017; 24,073,537 and 17,179,258 shares issued and outstanding at June 30, 2018 and December 31, 2017	24	17
Additional paid-in capital	208,589	185,255
Accumulated deficit	(206,281)	(186,134)
Total stockholders’ equity (deficit)	2,332	(862)
Total liabilities and stockholders’ equity (deficit)	$48,729	$45,495